                                                                    Exhibit 2.14

                           ASSET PURCHASE AGREEMENT

                                     among

                            reSOURCE PARTNER, INC.,

                                 BORDEN, INC.,

                             BORDEN HOLDINGS, INC.


                      reSOURCE PARTNER ACQUISITION CORP.

                                      and

                               INTERLIANT, INC.



                            Dated February 29, 2000

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          ASSET PURCHASE AGREEMENT made as of this 29th day of February, 2000 by and among: (A) reSOURCE PARTNER, INC., a Delaware corporation with a principal place of business at 180 E. Broad Street, Columbus, Ohio 43215 (the "Company"),
(B) BORDEN, INC., a New Jersey corporation with a principal place of business at 180 E. Broad Street, Columbus, Ohio 43215 ("Borden"), (C) BORDEN HOLDINGS,
INC., a Delaware corporation with a principal place of business at 2711 Centerville Road, Wilmington, Delaware 19808 (the "Shareholder") (C) reSOURCE PARTNER ACQUISITION CORP., a Delaware corporation having an office at Two Manhattanville Road, Purchase, New York 10577 (the "Buyer"), and (D) with respect to those provisions appearing below its signature on the signature page hereof, INTERLIANT, INC., a Delaware corporation having an office at Two Manhattanville Road, Purchase, New York 10577 and the indirect owner of all the capital stock of the Buyer (the "Parent").


                             W I T N E S S E T H :


          WHEREAS, the Company desires to sell and the Buyer desires to purchase on the date hereof the IT consulting, application hosting and processing business of the Company as a going concern (the "Business") consisting of the Purchased Assets and the Assumed Liabilities for the purchase price described below;

          WHEREAS, the parties intend that the transaction contemplated under this Agreement will constitute a taxable purchase of assets and not a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and, accordingly, the Buyer is not a direct subsidiary of the Parent but is an indirect subsidiary;

          WHEREAS, Borden owned, immediately prior to the execution of this Agreement, in excess of 95% of the equity of the Company and has transferred its interest to the Shareholder;

          WHEREAS, Borden and the Shareholder join in the execution of this Agreement as the former and current principal shareholder of the Company and both are familiar with the material aspects of operation of the business of the Company, including, without limitation, the Business.

          NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF PURCHASED ASSETS
                     -------------------------------------

          Section I.1.  Purchase and Sale
                        -----------------

          Subject to the terms and conditions of this Agreement, the Company hereby sells, assigns and transfers to the Buyer and the Buyer hereby purchases and acquires from the Company, all of the right, title and interest of the Company in and to the Purchased Assets for the purchase price described below.

                                  ARTICLE II

                                PURCHASE PRICE
                                --------------

          Section II.1  Purchase Price.
                        --------------

          In consideration of the sale, assignment and conveyance of the Purchased Assets, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties of the Company, Borden and the Shareholder contained herein, the Buyer shall:

          (a) pay to the Company, on the Closing Date in cash the aggregate amount of $2,500,000 (Two Million Five Hundred Thousand Dollars), by certified or official bank check payable to the order of the Company, or by wire transfer of federal funds to the account of the Company, as the Company shall direct in writing on or before the Closing Date; and

          (b) deliver to the Company, as soon as practicable after the Closing, 1,041,179 shares (the "Closing Shares") of the Parent's common stock, par value $.01 per share (the "Parent Common Stock"); and

          (c)  assume the Assumed Liabilities.


                                  ARTICLE III

                                    CLOSING
                                    -------

          Section III.1 The Closing Date.
                        ----------------

          The purchase and sale provided for in this Agreement (the "Closing") shall take place on February 29, 2000 at the offices of Proskauer Rose LLP located at 1585 Broadway, New York, New York 10036 at 10:00 a.m. New York time (the "Closing Date").

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Section IV.1  Representations and Warranties of the Company, Borden
                        -----------------------------------------------------
and Shareholder.  The Company, Borden and the Shareholder jointly and severally
---------------
represent and warrant to the Buyer and its successors and assigns that the statements set forth in this Section 4.01 are true, correct and complete, subject to the qualifications set forth in the Exhibits to this Section 4.01.

          (a)  Organization; Good Standing; Stock Ownership; Capitalization;
               -------------------------------------------------------------
Subsidiary.
----------

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and the Company is qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to qualify would not reasonably be expected to have a material adverse effect on the Company or the conduct of the Business. The Company maintains offices only at the site(s) listed on Exhibit 4.01(a)(i) (the "Sites")
                                                ------------------
and has no operations other than from the Sites.

               (ii) rSP INSURANCE AGENCY, INC. (the "Subsidiary" and, together with the Company, the "RSP Companies") is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and the Subsidiary is qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to qualify would not reasonably be expected to have a material adverse effect on the Company or the conduct of the Business. The Subsidiary maintains offices only at the Sites and has no operations other than from the Sites. The Company has no subsidiaries other than the Subsidiary

               (iii) The Shareholder together with the individuals listed on
Exhibit 4.01(a)(iii) (collectively, the "Company Shareholders") are the sole
-------------------
beneficial and record owners of all of the issued and outstanding shares of capital stock of the Company and own the number of shares of such stock set forth opposite his or her name on Exhibit 4.01(a)(iii). Except as set forth on
                                  -------------------
Exhibit 4.01(a)(iii), there are no written agreements or material oral
-------------------
agreements between the Company and its Shareholders.

               (iv) The Company's authorized capital consists exclusively of 4,700,000 shares of common stock, par value $.01 per share ("Company Common Stock"), 3,735,200 of which are issued and outstanding. Except as set forth in
Exhibit 4.01(a)(iii), (x) there are no existing options, calls or commitments of any character whatsoever, or agreements to grant the same, relating to the Company's capital stock and (y) the Company has no outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock or any options, calls or commitments of any character whatsoever with respect to the issuance of such convertible securities.

               (v) The Subsidiary's authorized capital consists exclusively of: (i) 850 shares of Class A Common Stock, without par value, only one of which is issued and outstanding ("Class A Subsidiary Stock"), and (ii) 849 shares of Class B Common Stock, without par value, 849 of which are issued and outstanding ("Class B Subsidiary Stock" and, together with Class A Subsidiary Stock, "Subsidiary Stock"). All of the outstanding shares of Subsidiary Stock have been duly authorized and are validly issued, fully paid and non-assessable. There are no existing options, calls or commitments of any character whatsoever, or agreements to grant the same, relating to the Subsidiary's capital stock other than pursuant to Section 2 of the Subsidiary Shareholder Agreement and the Subsidiary has no outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock or any options, calls or commitments of any character whatsoever with respect to the issuance of such convertible securities.

               (vi)   The Company and the individual listed on Exhibit
                                                               -------
4.01(a)(vi) (the "Subsidiary Shareholders") are the sole beneficial and record
----------
owners of all of the issued and outstanding shares of capital stock of the Subsidiary and own the number of shares of such stock set forth opposite his or her name on Exhibit 4.01(a)(vi). The economic and voting rights of each class of
            ------------------
Subsidiary Stock is as set forth in Articles of Incorporation of the Subsidiary.

               (vii) Upon consummation of the transactions contemplated by this Agreement, the Buyer shall acquire good and valid title to all issued and outstanding Class B Subsidiary Stock, free and clear of any liens, claims or encumbrances or restrictions on transfer of any nature whatsoever. The Subsidiary Shareholders own all of the issued and outstanding shares of Subsidiary Stock, free and clear of any liens, encumbrances or restrictions on transfer of any nature whatsoever other than the obligations of the Company arising under this Agreement.

               (viii) Except for this Agreement and the transactions contemplated hereby, the Subsidiary Shareholders have no legal obligation, absolute or contingent, to any person or firm to sell the Subsidiary's capital stock or to enter into any agreement with respect thereto. Other than the Subsidiary Shareholders, no other person or entity has ever been a shareholder of the Subsidiary.

               (ix) The Subsidiary Stock is subject to a shareholder agreement, dated as of April 9, 1998, between the holders of all the issued and outstanding Subsidiary Stock and a true and complete copy of which (together with any and all amendments thereto) is annexed hereto as Exhibit 4.01(a)(ix)
                                                          ------------------
(the "Subsidiary Shareholder Agreement"). No party to the Subsidiary Shareholder Agreement is in default under such agreement. No notice of default or dispute under such agreement has been given to any party thereto and no claim has been made thereunder. The Subsidiary Shareholder Agreement is in full force and effect and the Company has obtained, with respect to such agreement, all required consents to the execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith and all the transactions contemplated hereby and thereby.

               (x) Since its inception, the Subsidiary's operations have been solely as set forth on Exhibit 4.01(a)(x) and the Subsidiary has (i) had no
                       -----------------
employees, and (ii) not owned any interest in or occupied any real estate. Except as set forth on Exhibit 4.01(a)(x), the Subsidiary is not a party to or
                       -----------------
bound by any agreement, contract or other commitment and has no assets or liabilities of any nature whatsoever. The Subsidiary was organized in the state of Ohio on April 3, 1998.

          (b)  Corporate Authorization.  The execution, delivery and performance
               -----------------------
by the Shareholder, Borden and the Company of this Agreement and any other agreements contemplated herein to which the Shareholder, Borden or the Company is a party have been authorized and approved by all requisite corporate and other action on the part of the Shareholder, Borden and the Company, and no other corporate or other approval or authorization is required on the part of the Shareholder, Borden and the rSP Companies, any trustee or any other person by law or otherwise in order to make this Agreement the valid, binding and enforceable obligations of the Shareholder, Borden and the Company, respectively. The authorized officers of the Company, Borden and the Shareholder named on Exhibit 4.01(b)(2) are jointly and severally authorized and empowered by the Company, Borden and the Shareholder to execute and deliver this Agreement and any other agreement or instrument contemplated hereby in the name and on behalf of the Company, Borden and the Shareholder. This Agreement and any other agreements contemplated herein to which the Shareholder, Borden or the Company are a party is the valid, binding and enforceable obligation of the Shareholder, Borden and the Company, enforceable against the Shareholder, Borden and the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by general equitable principles of general application and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto. The execution, delivery and performance of this Agreement and any other agreements contemplated herein to which the Shareholder, Borden or the Company is a party and the transactions contemplated hereby and thereby (which, for purposes of this Agreement, shall include the transfer to the Shareholder by Borden of all its interest in the Company described in the recitals to this Agreement) by the Company, Borden and the Shareholder will not (a) conflict with or violate the provisions of any applicable law (including, without limitation, bulk sales laws), rule or order or the Certificate of Incorporation, by-laws or any other organizational or governing document of the Shareholder, Borden or any rSP Company, (b) conflict with or constitute a default (with or without notice or lapse of time or both) under any agreement or contract by which any rSP Company, Borden or the Shareholder or their respective assets are bound, or (c) require the consent or approval of, or filing with, any governmental body or third party other than in the case of clause (b) and (c) those items set forth on Exhibit
                                                                      -------
4.01(b)(1). Set forth on Exhibit 4.01(b)(2) is a list of officers and directors
---------                -----------------
of each rSP Company, all trade names used or useful by it in connection with the Business and all jurisdictions in which the Business is conducted.

          (c)  The Purchased Assets.
               --------------------

               (i) All vendor and customer contracts, distribution agreements, confidentiality agreements, purchase and sales orders, powers of attorney, undertakings, commitments, joint ventures and other agreements to which the Company is a party or by which its assets are bound, whether written or oral, and which relate to the Business, including, without limitation, the Subsidiary Shareholder Agreement, shall be referred to herein collectively as the "Business Agreements". The Company has delivered to the Buyer true and correct copies of all written Business Agreements and summaries of all oral Business Agreements in either case that involve annual payments to or liabilities of the Company in excess of $25,000. Attached hereto as Exhibit 4.01(c)(i)(1) are true and
                                       ---------------------
correct copies of all agreements which have been entered into between the Company and its Customers concerning the Business under which the Company has any present or potential liability or obligation, or from which the Company derives, or may in the future derive, a benefit. Also as attached hereto as part of Exhibit 4.01(c)(i)(1) is a schedule stating the identity of the Customer
        ---------------------
to each of those agreements which are in force and effect as of the Closing Date. Annexed as Exhibit 4.01(c)(i)(2) is a summary of all oral Business
                  ---------------------
Agreements, as well as a copy of all written Business Agreements between the Company and others, in either case that involve annual payments to or liabilities of the Company in excess of $25,000, including without limitation vendors or service providers, or which relate to any strategic partnerships, sub-contracting or revenue sharing agreements, reselling arrangements or joint ventures between the Company and others, concerning the Business. Listed on
Exhibit 4.01(c)(i)(3) is a description of each and every real estate lease,
---------------------
equipment and personal property lease (collectively, the "Leases") to which the Company is a party (whether as a principal or guarantor or otherwise). The Leases are also included within the definition of Business Agreements as said term is used herein. Since December 31, 1999, the Company has not been an owner or lessee of any motor vehicles (whether or not they are used in the Business). The Company does not own or lease any interest in any real property or lease any equipment used in the Business, except as expressly stated on Exhibit
                                                              -------
4.01(c)(i)(3).  Neither the Company nor to its knowledge any other party is in
-------------
default under any Business Agreement and no other party to any Business Agreement has given the Company notice of any dispute under any Business Agreement or has made any claim, except as set forth on Exhibit 4.01(c)(i)(4).
                                                        ---------------------
Each Business Agreement is in full force and effect and the Company has obtained all required consents to (i) the assignment thereof to the Buyer and (ii) the execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith and all the transactions contemplated hereby and thereby, except as set forth on Exhibit 4.01(c)(i)(5).
                                           ---------------------

               (ii) All of the tangible assets of the Company used in the Business, including, without limitation, all machinery, office and other equipment, furniture, hardware, computers and related equipment, business machines, parts and accessories presently utilized by the Company in the Business, shall be referred to herein collectively as the "Tangible Assets". Attached hereto as Exhibit 4.01(c)(ii) is a true and correct list or description
                   ------------------
of the material Tangible Assets. As of the Closing Date, each of the Tangible Assets is in good and operable condition, reasonable wear and tear excepted. Listed on Exhibit 4.01(c)(ii) is a list of the cash and cash equivalents of the
          ------------------
Company (collectively, "Cash") as of the close of business of the day prior to Closing Date.

               (iii) All patents, trademarks, trade names, service marks, service names, logos, designs, formulations, copyrights and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all telephone numbers, facsimile numbers, e-mail addresses and Internet domain addresses, all Web sites and all computer programs, control panels, surcharge calculators, data files and data bases, notes, marginalia, flow charts and diagrams and software documentation owned or used by the Company in connection with the Business, if any, other than off-the-shelf software licensed by the Company, shall be referred to herein collectively as the "Intellectual Property". The "Intellectual Property" comprises all intellectual property rights necessary or advisable for the conduct of the Business as currently conducted. Attached hereto as Exhibit 4.01(c)(iii) is a true and correct list of all of the
          -------------------
Intellectual Property (and where practicable, a copy thereof) including, without limitation, all proprietary software owned by the Company. Exhibit 4.01(c)(iii)
                                                           -------------------
also indicates which of such items have been patented or registered or are in the process of application for same. The Company is the sole owner, free of any lien or encumbrance or restriction on transfer, of all the Intellectual Property listed in Exhibit 4.01(c)(iii). The Company has taken all reasonable actions to
          -------------------
protect its rights in Intellectual Property owned by it. The Company's rights in the Intellectual Property are valid and enforceable. Except as disclosed on
Exhibit 4.01(c)(iii), the Company has received no demand, claim, notice or
--------------------
inquiry within the last three years from any individual, organization or entity (collectively, "Person") in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company in the Intellectual Property, and the Company knows of no basis for any such challenge. The Company is not in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other Person. To the knowledge of the Company, no third party is infringing on the rights of the Company in and to the Intellectual Property. Except on an arm's-length basis for value and other commercially reasonable terms, the Company has not granted any license with respect to the Intellectual Property to any Person. Also attached to Exhibit
                                                                      -------
4.01(c)(iii) is a true and complete list of all software that is not owned by
------------
the Company and is licensed or used by the Company in operating and maintaining the Business, including, without limitation, all off-the-shelf or shrink-wrap licensed software (collectively, the "Licensed Software"). The Company has valid, royalty free and fully-paid licenses for all of the Licensed Software and has provided the Buyer with evidence of the Company's licenses to use such software. Exhibit 4.01(c)(iii) also indicates which of such items have been patented or registered or are in the process of application for same. On the Closing Date, the Company will cease doing business under any assumed name or tradenames listed on Exhibit 4.01(b)(2) and the Company will deliver to Buyer a Certificate of Amendment of the Company's Certificate of Incorporation (the "Certificate of Amendment") changing its corporate name so as to delete the word "resource" (in any combination of upper case and lower case letters) and will cause the same to be duly filed with the Secretary of State of the State of Delaware within ten (10) days from the Closing Date. Promptly after such filing, the Company will deliver proof of said filing to Buyer. On the Closing Date, the Company will deliver to Buyer any and all required instruments deemed necessary by any and all applicable governmental or quasi-governmental offices to terminate any previously filed assumed name or similar certificates regarding such tradenames listed on Exhibit 4.01(b)(2) and the Company will cause the same
                          ------------------
to be duly filed with all applicable governmental or quasi-governmental offices within thirty (30) days after the Closing. Promptly after any such filing, the Company will deliver proof of said filing to Buyer.

               (iv)  Set forth on Exhibit 4.01(c)(iv) is a true and complete
                                  -------------------
copy of the Company's customer list as of the Closing Date relating to the Business which includes, in the case of each customer, the name of the customer, its billing and domain addresses, identity and contact information of each relevant contact person and a statement of the monthly or annual (as indicated) revenues relating to such customer (the "Customer List"). All customers of the Company relating to the Business, including without limitation, those customers included on the Customer List, shall be referred to herein as the "Customers."

               (v) All of the outstanding accounts, notes and other receivables of the Company relating to the Business, including, without limitation, the outstanding accounts receivable and all unbilled fees for services rendered or products sold prior to the Closing Date (including the name, address and contact at the account) of the Company relating to the Business as of the Closing Date shall be referred to herein collectively as the "Accounts Receivable." Attached hereto as Exhibit 4.01(c)(v) is a true and correct aged list of all of the Accounts
   ------------------
Receivable invoiced as of the close of business of the day prior to the Closing Date. The Accounts Receivable are (i) valid, enforceable and arose in the ordinary course of the Business and (ii) collectible, subject to the reserves for doubtful accounts relating to the Business set forth in the Financial Statements, as indicated on Exhibit 4.01(c)(v), and used in the computation of
                            ------------------
Net Worth for purposes of Sections 4.01(r) and 7.01(o).

               (vi) As used herein, the term "Purchased Assets" shall mean all of the Company's rights, title and interest in, under and to the Business Agreements, the Tangible Assets, the Cash, the Intellectual Property, the Accounts Receivable, the Customer List, all outstanding Class B Subsidiary Stock, together with the goodwill and business opportunities of the Company as it relates to the Business as a going concern, the Licensed Software, all other assets as they relate to the Business set forth or which should, in accordance with GAAP, be set forth on the balance sheet of the Company as of the Closing Date, and all other assets of the Company used in connection with the operation of the Business, wherever located, tangible or intangible, including without limitation all data files, books and records regarding or relating to the foregoing, whether in electronic, paper or other form of media and all rights the Company may have under any insurance policies relating to the Purchased Assets which may be transferred in accordance with the terms of such policies and the proceeds of any such policies paid after the Closing Date (provided, however, neither the Buyer nor the Parent shall be required to assume any obligations under any such insurance policies); provided further, however, that Purchased Assets shall not include Excluded Assets. Except as set forth on
Exhibit 4.01(c)(vi)(2), the Company has good and valid title to the Purchased
----------------------
Assets and such assets are not subject to (i) any lien or encumbrance or restriction on transfer of any character whatsoever or (ii) any adverse claims by any third parties. Except as set forth on Exhibit 4.01(c)(vi)(2), at the
                                              ----------------------
Closing and upon consummation of the transactions contemplated by this Agreement, Buyer will receive good and marketable title to the Purchased Assets, free and clear of all liens, claims, debts, leasehold interests and encumbrances or restriction on transfer of any character whatsoever other than the leasehold interest for the Sites. The Purchased Assets include all rights, properties, interests and assets used by the Company and/or necessary to permit Buyer to carry on the Business as presently conducted by the Company.

               (vii) The Company, Borden and Shareholder reasonably expect that the business represented by the Business Agreements will continue after the date hereof and the Closing Date, subject to normal customer turnover. Neither the Company, Borden nor the Shareholder has any knowledge that any customers included on the Customer List, other than those listed on Exhibit 4.01(c)(vii),
                                                          --------------------
intend to terminate their relationship with the Company or significantly reduce the amount of business they presently do with the Company.

          (d) The Company is not selling and Purchaser is not buying or acquiring hereunder the following items ("Excluded Assets") which are not included in the defined term "Purchased Assets": (a) the Company's corporate minute and stock books, tax returns and other records having to do solely with the Company's organization and/or capitalization (provided, however, the Company will provide the Buyer with a copy thereof); (b) any rights to any of the Company's claims for any federal, state or local tax refunds; (c) any rights which accrue or will accrue to the Company under this Agreement or the transaction contemplated hereby; and (d) all assets, if any, listed on Exhibit
                                                                        -------
4.01(d) hereto.
-------

          (e)  Financial Statements.  Annexed hereto as Exhibit 4.01(e)(1) are
               --------------------                     ------------------
copies of (i) audited financial statements of the Business for the last fiscal year of the Company ended December 31, 1999, including, notes thereto, together with the reports thereon of Deloitte and Touche LLP, independent certified public accountants, (ii) unaudited balance sheet and profit and loss statement of the Business for the period from January 1, 2000 through January 29, 2000 (all items referred to in clauses (i) and (ii) being the "Financial Statements"). Except as set forth on Exhibit 4.01(e)(1), the Financial
                                      ------------------
Statements are true, complete and correct in all material respects, present fairly the financial condition and results of operations of the Company as at the dates of such statements, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). The books of account and records of the Company have been maintained in accordance with good business practice and reflect fairly in all material respects all properties, assets, liabilities and transactions of the Company. The Company has no material liabilities or obligations of any kind (whether accrued, absolute, direct, indirect, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP and which are not fully accrued or reserved against in the Company's financial statements as at December 31, 1999 (except for changes in the ordinary course of business since December 31, 1999). Except as set forth on Exhibit 4.01(e)(2), the Company has no bad debts as of the
                ------------------
Closing Date. Except as set forth on Exhibit 4.01(e)(2), since the last day of
                                     ------------------
the Company's last fiscal year, the Company has conducted the Business only in the ordinary and usual course consistent with past practice and has not experienced any material adverse change in the Business or the financial condition of the Company. Except as set forth on Exhibit 4.01(e)(2), since
                                                 ------------------
December 31, 1999, the Company has not lost any customers or suffered material declines in the revenue of continuing customers for recurring services, nor has there been any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the Company's capital stock. Except as set forth on Exhibit 4.01(e)(2), since
                                                    ------------------
December 31, 1999, neither the Company, Borden nor the Company Shareholders have withdrawn, expended or applied any cash or other assets of the Company, except in the ordinary course of operations of the Business of the Company in accordance with past practices of the Company, and except as set forth in on
Section 4.01(c)(i).

          (f)  Assumed Liabilities.  The Buyer shall not be liable for and is
               --------------------
not assuming any liabilities of the Company whatsoever, whether related or unrelated to the Purchased Assets, or whether arising under the Business Agreements or otherwise, unless specifically listed on Exhibit 4.01(f)(1) hereto
                                                       ------------------
(the "Assumed Liabilities"). The Company, Borden and the Shareholder understand and agree that the Buyer is not assuming any liabilities of the Company Shareholders whatsoever. Except as set forth on Exhibit 4.01(f)(2), the Company
                                                 ------------------
has no outstanding loans relating to the Business of any kind and none of the Company's obligations which relate to the Business have been guaranteed by any other person or entity.

          (g)  Existing Employment Arrangements.  Except as set forth on Exhibit
               --------------------------------                          -------
4.01(g), there are no employment agreements, labor or collective bargaining
-------
agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company or any entity that is or was at any time treated as a single employer with the Company under
Section 414(b), (c) (m) or (o) of the Code ("Common Control Entity") for any employees of the Company or with respect to which the Company has any material liability, or makes or has an obligation to make contributions ("Employee Plans").

          Each Employee Plan by its terms and operation is in compliance with all applicable laws. Each Employee Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. Except as set forth in
Exhibit 4.01(g), the events and transactions contemplated by this Agreement and
---------------
any other agreement, instrument or document contemplated thereby (either alone or together with any other event occurring prior to the Closing) will not (w) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Employee Plan, (x) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company employees or (y) result in any payments (including parachute payments) under any Employee Plan becoming due to any employee. After the Closing, the Company, the Buyer, the Parent and their respective officers, directors, shareholders, successors and assigns, shall have no liability whatsoever with respect to or arising under or from such Employee Plans.

          There are no pending or, to the knowledge of the Shareholder, Borden or the Company, threatened strikes, job actions or other labor disputes affecting the Company or its employees and there have been no such disputes for the past three years. Also set forth on Exhibit 4.01(g) is a true and complete
                                         ---------------
list of all employees of the Company employed in connection with the Business, which list provides, among other things, the name, residence address and title concerning each employee, as well a true and correct list of each employee who holds an H1B1 visa, if any.

          The Company has not suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") determined without regard to any actions taken by the Buyer on or after the Closing Date.

          The Company is in compliance in all material respects with all laws and orders relating to the employment of labor, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, immigration, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes.

          (h)  Claims, Litigation, Disclosure.  Except as set forth on Exhibit
               ------------------------------                          -------
4.01(h), there is no claim, litigation, tax audit, proceeding or investigation
-------
pending or, to the Company's, Borden's or Shareholder's knowledge, threatened against any rSP Company, Borden or any of the Company Shareholders, with respect to the Business or any of the Purchased Assets (including, without limitation, any claims of infringement or actions of opposition with respect to Intellectual Property) nor does the Company, Borden nor the Shareholder know of any facts which would provide a basis for any such claim, litigation, audit, proceeding or investigation.

          (i)  Taxes.  Except as set forth on Exhibit 4.01(i), the Company has
               -----                          ---------------
(i) timely filed all material tax returns, declarations, reports, estimates, information returns and statements in respect of any Taxes ("Tax Returns") required to be filed or sent by or with respect to the Company and (ii) timely paid all material Taxes that are or were due and payable as shown on such Tax Return. There are no liens for Taxes upon the assets of the Company except liens for Taxes not yet due. No property of the Company or the Subsidiary is property that the Company or the Subsidiary is or will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Code (prior to amendment by the Tax Reform Act of 1986) or its "tax-exempt use property" within the meaning of Section 168(h) of the Code. Except as set forth on
Exhibit 4.01(i), the Subsidiary has (i) prepared and timely filed all Tax
---------------
Returns required to be filed or sent by or with respect to the Subsidiary, (ii) timely paid all Taxes that are or were due and payable whether or not shown (or required to be shown) on a Tax Return, (iii) no liability for Taxes with respect to any taxable period, or portion thereof, ending on or before the Closing Date that is in excess of the reserve for taxes reflected on the December 31, 1999 balance sheet of the Company, and (iv) complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and have timely withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws. There are no liens for Taxes upon the assets of the Subsidiary except liens for Taxes not yet due. The Subsidiary has no (i) liability under (S) 1.1502-6 of the Treasury Regulations or any comparable provision of state, local or foreign law or (ii) liability for Taxes as a transferee or successor. Except as set forth on Exhibit 4.01(i), no claim has
                                                 ---------------
been made in writing by any taxing authority with respect to the Subsidiary in a jurisdiction where the Subsidiary does not file Tax Returns that the Subsidiary is subject to taxation by that jurisdiction. No deficiency for Taxes has been proposed, asserted or assessed in writing against the Subsidiary which has not been resolved. No state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns with respect to any separate Tax Return of the Subsidiary. The Subsidiary (i) is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes by contract or otherwise and (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Subsidiary.

          For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, occupancy, rent, transaction, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (including, without limitation, any state, local, federal or other taxing authority, whether domestic or foreign).

          (j)  No Other Agreements to Sell Assets or Business.  Except as set
               ----------------------------------------------
forth in Exhibit 4.01(j), none of the Shareholder, Borden or any rSP Company is
         ---------------
a party to any existing agreement which obligates the Company, Borden or the Shareholder to sell to any other person or firm the Purchased Assets (other than sales in the ordinary course of business) or any of the assets of the Subsidiary, to issue or sell any capital stock or any security convertible into or exchangeable for capital stock of any rSP Company or to effect any merger, consolidation, sale or other reorganization of any rSP Company or to enter into any agreement with respect thereto.

          (k)  No Brokers.  The only broker, leasing agent, finder or similar
               ----------
person or entity with whom the Company, Borden or the Shareholder has entered into any agreement, arrangement or understanding with concerning this Agreement and/or to whom the Company, Borden and/or the Shareholder is responsible to pay a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement is the party or parties listed on
Exhibit 4.01(k), if any, and the Company shall be solely responsible for the
---------------
payment of any such fee, commission or payment which payment shall be made on or about the time of Closing.

          (l)  Environmental Compliance.
               ------------------------

               (i) Neither the Company nor any operator of the Company's properties (but only with respect to the Company's properties) is in violation, or, to its knowledge, alleged to be in violation, of any federal, state or local judgment, decree, order, consent agreement, law (including common law), license, rule, regulation, ordinance or code pertaining to the protection of the environment, including without limitation those arising under the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state or local analogue (hereinafter "Environmental Laws").

               (ii) Neither the Company, Borden nor the Shareholder has received a written notice, complaint, order, directive, claim, demand or citation from any third party relating to the Company's properties, including without limitation any federal, state or local governmental authority, indicating or alleging that the Company or any predecessor may have any liability or obligation under any Environmental Law.

               (iii) (A) No property owned, operated or occupied by the Company has been used by the Company for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials, except in full compliance with applicable Environmental Laws; (B) no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any property owned, operated or occupied by the Company, each of which property is listed as a Site on Exhibit 4.01(a)(i); (C) in the course of any
                            ------------------
     activities conducted by the Company or its invitees, agents, contractors, licensees or employees in connection with the Business of the Company, no Hazardous Materials have been generated or are being used except in full compliance with applicable Environmental Laws; and (D) there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, under, into or from the property currently or formerly owned, operated or leased by the Company, which releases would have a material adverse effect on the value of the property or adjacent properties or the environment.

              (iv) The execution, delivery and performance of this Agreement (including without limitation the occurrence of the Closing) is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property, operations or control of the Company, including, without limitation, New Jersey's Industrial Site Recovery Act and Connecticut's Real Property Transfer Act, or which impose requirements for the transfer of permits, approvals, or licenses.

              (v) The Company has provided to the Buyer all environmental audits, assessments, studies, reports, analyses (including soil and groundwater analyses), inspection reports or investigations of any kind performed at the request of the Company or its predecessors with respect to the currently or previously owned, leased, or operated properties of the Company which cover matters that would have a material adverse affect on the value of any of the property or adjacent properties or the environment.

              (vi) The Company has not contractually, nor to the knowledge of the Shareholder, Borden and the Company, by operation of law, including the Environmental Laws, by common law or otherwise, assumed or succeeded to any environmental liabilities or obligations of any predecessors or any other person or entity.

          For purposes of this Section 4.01(l), "Hazardous Materials" shall mean any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides, and any chemicals, materials or substances regulated under an Environmental Law, or defined as or included in the definition of "hazardous substances," "hazardous wastes," "extremely hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants," or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any Environmental Law.

          (m) Year 2000.  All information technology owned or used in connection
              ---------
with the Business, including, without limitation, in all products and services
(i) provided by the Business, whether to third parties or for internal use or
(ii) to the best of the Company's knowledge after reasonable investigation, used in combination with any information technology of its clients, customers, suppliers or vendors, accurately processed, continues to process and will process correctly entered and formatted date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Other than as set forth in Exhibit 4.01(m), the Company has no
                                  ---------------
obligations under warranty agreements, service agreements or other Business Agreements to remedy or be liable for any information technology defect relating to the year 2000 with respect to the Business.

          (n) Credit Card and Bank Accounts.  Set forth on Exhibit 4.01(n)(1),
              -----------------------------                ------------------
is a true and complete list of the Company's employees to whom have been issued a Company credit card, including the type of card and account number. Set forth on Exhibit 4.01(n)(2), is a true and complete list of the Company's bank
   ------------------
accounts or other accounts and the authorized signatories for said accounts.

          (o) Licenses and Compliance with Laws.  Other than as set forth on
              ---------------------------------
Exhibit 4.01(o), neither rSP Company holds any governmental or regulatory
---------------
licenses, permits, consents or approvals ("Permits") in connection with the Business, and each rSP Company is in compliance with all laws and regulations applicable to the Business (including, without limitation those pertaining to health and safety) and has all Permits necessary for the lawful conduct of the Business, except in the case of each of the foregoing instances, where the failure to have any Permit or to comply with laws and regulations, would not reasonably be expected to have a material adverse effect on the business or operations of the RSP Companies.

          (p) True and Complete. No representation or warranty made by the
              -----------------
Company, Borden or the Shareholder in this Agreement, nor any statement, certificate or Exhibit furnished by or on behalf of the Company, Borden or the Shareholder pursuant to this Agreement, nor any document or certificate delivered to the Buyer pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

          (q) Parent Common Stock and Securities Matters. The Company
              ------------------------------------------
acknowledges and agrees that (i) a reasonable time prior to the date hereof the Company received from the Buyer or the Parent, and carefully reviewed a copy of the Disclosure Materials, (ii) the Company had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transactions contemplated hereby and to obtain any additional information from the Buyer or the Parent that was necessary for the Company to verify the accuracy of the Disclosure Materials, (iii) the Company will acquire the Closing Shares for its own account without any view to the distribution thereof except in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder ("Securities Act") and all applicable state securities or "blue sky" laws, (iv) the Closing Shares must be held indefinitely unless subsequently registered under the Securities Act and all applicable state securities and "blue sky" laws or unless an exemption from such registration is available; (v) the Closing Shares will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration pursuant to Regulation D promulgated pursuant to the Securities Act, and that the Buyer's and the Parent's reliance upon such exemption is predicated upon the representations of the Company set forth herein, (vi) the Company represents that it has the requisite knowledge, experience and sophistication in financial and business matters such that it is capable of fully and completely evaluating the merits and risks inherent in the transactions contemplated by this Agreement, (vii) the Company is an "accredited investor" as that term is defined in Rule 501(c) of Regulation D of the Securities Act, and (viii) the Company's principal place of business is at the address identified in the first paragraph of this Agreement. As used herein the term "Disclosure Materials" means, with respect to the Parent, (i) the registration statement on form S-1 (Reg. No. 333-74403), (ii) the final prospectus pursuant to Rule 424(b) dated July 7, 1999 ("Prospectus") with respect to the offering of eight million fifty thousand (8,050,000) shares (including the over allotment shares) of the Parent Common Stock, (iii) the Quarterly Reports on Form 10-Q with respect to the fiscal quarters ended June 30, 1999 and September 30, 1999 and filed with the Securities and Exchange Commission on August 16, 1999 and November 11, 1999 and
(iv) the Current Reports on Form 8-K dated September 27, 1999 (as amended on November 22, 1999), and February 7, 2000.

          The Company further acknowledges and agrees that "stop transfer" instructions shall be placed against the Closing Shares on the transfer books of the Parent's stock transfer agent until such time as such Closing Shares are available for resale in accordance with all applicable law and with respect to the Closing Shares pursuant to the Lock-Up Agreement, and that the certificates evidencing the Closing Shares shall bear the following legend:

          The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and neither the Shares nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption from registration under such Act and the rules and regulations thereunder and in the absence of registration or an exemption from registration under any applicable state securities laws. [To the extent applicable: The transfer of the Shares is also subject to the restrictions set forth in the lock-up agreement executed by the registered owner of the Shares.]

          (r) Net Worth.  Immediately prior to giving effect to the consummation
              ---------
of the transactions contemplated by this Agreement, the Net Worth of the Business being transferred pursuant to this Agreement shall not be less than $5,500,000. As used herein the term "Net Worth" means (i) the total assets as shown on the Company's balance sheet for the Business being transferred pursuant to this Agreement as of the Closing Date (excluding all intercompany receivables with respect to any of the Company's employees, officers, directors, shareholders or affiliates, if any) less (ii) trade accounts payable, business related accrued expenses, deferred revenue, capitalized lease obligations, accrued refunds, security deposits and deferred rent, each as incurred in the ordinary course of business and as determined in accordance with GAAP (collectively, "Business Liabilities"), provided, however, that notwithstanding anything to the contrary contained herein, all costs related to the transactions contemplated by this Agreement shall be excluded in determining Net Worth.

          (s) Questionable Payments.  Neither the Company, Borden nor the
              ---------------------
Shareholder nor any director, officer, agent, employee, or any other Person acting on behalf of the Company, Borden or the Shareholder, has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured.

          (t) Interests of Related Persons.  Any agreement, understanding,
              ----------------------------
commitment or other arrangement relating to the Business between the Company and any Related Party is on terms which are intrinsically fair and no less favorable to the Company than would be obtained in a bona fide arms-length transaction with unrelated third party. For purposes hereof, a "Related Party" means any officer or director of the Company, any affiliate of the Company and any officer or director of any such affiliate.

          (u) Real Estate Leases.  The Company has a valid and subsisting
              ------------------
leasehold interest in each of the Sites pursuant to a written Lease, and the Company has not encumbered any such leasehold interest. No condition exists under any such Lease which, with notice, lapse of time or both, would constitute a default thereunder by any party thereto. The Company has not granted or been granted any material waiver or forbearance with respect to any such Lease. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the termination of, or give the landlord the right to terminate, any such Lease. There are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, whether written or oral, pursuant to which the Company has granted to any person the right to purchase, lease, use, possess or occupy any of the Sites or any portion thereof, or any interest in any of the Sites. The Company is in compliance with all laws and regulations applicable to, and has all Permits necessary for, the use, occupancy, operation or maintenance of each of the Sites. No brokerage or leasing commissions are or may be due and payable by the Company with respect to any such Lease or any renewal or extension thereof. The landlord under each such Lease is the owner in fee of the land and improvements of which the demised premises constitute a part and there are no intervening leasehold interests between such landlord's fee interest and the Company's leasehold interest, except for the lease with respect to 180 East Broad Street, Columbus, Ohio, in which case Borden owns an intervening leasehold interest. If the Company's leasehold interest under any such Lease is subordinate to a mortgage, deed of trust or other encumbrance encumbering the landlord's interest in the land and improvements of which the demised premises constitute a part, the Company and the holder of such mortgage, deed of trust or other encumbrance have entered into a non-disturbance agreement, a true and correct copy of which has been delivered to the Company. The representations and warranties set forth in this subsection 4.01(u) supplement the representations and warranties set forth in the preceding subsections of this
Section 4.01 applicable to the Leases.

          (v)  Professional Fees.  Legal, accounting and other professional
               -----------------
fees, if any, of the Company, Borden or the Shareholder incurred in connection with the transaction contemplated herein will be paid out of the purchase price and have not been paid out of the Cash of the Company or any other Purchased Asset.

          (w)  Services to Employee Benefit Plans.    Set forth on Exhibit
               ----------------------------------                  -------
4.01(w)(1) is a list and copy of all business arrangements pursuant to which the
----------
Company provides third party administrator or other services, directly or indirectly, to employee benefit plans subject to ERISA ("ERISA Client Plans"). Set forth on Exhibit 4.01(w)(2) is a list and copy of all business arrangements
             ------------------
pursuant to which the Company has or exercises any discretionary authority or control respecting the management or disposition of the assets of one or more ERISA Client Plans, or has otherwise assumed or exercised any of the discretionary authority, control or responsibility that would cause the Company to be a fiduciary within the meaning of Section 3(21)(A) of ERISA ("ERISA Fiduciary"). Except with respect to the business arrangements described in
Exhibit 4.01(w)(2), the Company does not act as an ERISA Fiduciary with respect
------------------
to the ERISA Client Plans.  Except as described in Exhibit 4.01(w)(3), the
                                                   ------------------
Company has not: (i) engaged in any breach of the terms of one or more of the Business Arrangements; (ii) engaged in any breach of the fiduciary responsibility provisions set forth in Part 4 of Title I of ERISA (including, without limitation, the co-fiduciary liability provisions of Section 405(a) of ERISA); (iii) participated in any transaction involving the Client Plans and/or the assets thereof that would result in a violation of the prohibited transaction restrictions set forth in Section 406 of ERISA; or (iv) otherwise participated in any transaction involving the Client Plans that would give rise to liability under ERISA, Section 4975 of the Code, or other applicable law.
The sale by the Company of the Purchased Assets will not result in a violation of ERISA or the imposition of any prohibited transaction excise tax pursuant to
Section 4975 of the Code.

          Section IV.2  Representations of the Buyer and the Parent. The Buyer
                        -------------------------------------------
represents and warrants to the Company and its successors and assigns that the statements set forth in this Section 4.02 are true, correct and complete, subject to the qualifications set forth in the Exhibits to this Section 4.02.

          (a)  Corporate Matters; No Conflict.  The Buyer is duly incorporated,
               ------------------------------
validly existing and in good standing under the laws of the State of Delaware
and is a wholly-owned second tier subsidiary of the Parent.   The Buyer is in
good standing in each other jurisdiction in which it is doing business, except where failure to be in good standing would not have reasonably be expected to have a material adverse effect on the business of the Buyer and has the corporate power to enter into this Agreement, to perform its obligations hereunder and to conduct its business as currently conducted. The authorized officers of the Buyer named on Exhibit 4.03(a) are jointly and severally
                               ---------------
authorized and empowered by the Buyer to execute and deliver this Agreement and any other agreement or instrument contemplated hereby in the name and on behalf of the Buyer. This Agreement and any other agreement contemplated herein to which it is a party are the valid, binding and enforceable obligations of the Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Buyer will not
(a) conflict with or violate the provisions of any applicable law, rule or order or the Buyer's Certificate of Incorporation or by-laws, (b) conflict with or constitute a default (with or without notice or the lapse of time or both) under any agreement or contract by which the Buyer is bound, or (c) require the consent or approval of, or filing with, any governmental body or third party. The execution, delivery and performance by the Buyer of this Agreement has been authorized and approved by all requisite corporate action on the part of the Buyer.

          (b)  No Brokers.  No fees or commissions or similar payments with
               ----------
respect to the transactions contemplated by this Agreement have been paid or will be payable by the Buyer to any broker, financial advisor, finder, investment banker, or bank.

          Section IV.3  Representations and Warranties of the Parent.  The
                        --------------------------------------------
Parent represents and warrants to the Company and its successors and assigns that the statements set forth in this Section 4.03 are true, correct and complete, subject to the qualifications set forth in the Exhibits to this
Section 4.03.

          (a) Organization and Qualification.  The Parent is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and to carry on its business as currently conducted, and the Parent is qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to qualify would not reasonably be expected to have a material adverse effect on the Parent or the conduct of its business.

          (b) Corporation Authorization.  The execution, delivery and
              -------------------------
performance by the Parent of this Agreement and any other agreement contemplated herein to which the Parent is a party has been authorized and approved by all requisite corporate and other action on the part of the Parent, and no other corporate or other approval or authorization is required on the part of the Parent or any other person by law or otherwise in order to make this Agreement and any other such agreement valid, binding and enforceable obligations of the Parent. The authorized officers of the Parent named on Exhibit 4.03(b)(1) are
                                                        ------------------
jointly and severally authorized and empowered by the Parent to execute and deliver this Agreement and any other agreement or instrument contemplated hereby in the name and on behalf of the Parent. This Agreement and any other agreement contemplated herein to which it is a party are the valid, binding and enforceable obligations of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Parent will not (a) conflict with or violate the provisions of any applicable law, rule or order or the Parent's Certificate of Incorporation or by-laws, (b) conflict with or constitute a default (with or without notice or the lapse of time or both) under any agreement or contract by which the Parent is bound, or
(c) require the consent or approval of, or filing with, any governmental body or third party.

          (c) Authorization and Validity; Issuance of Shares.  The Closing
              ----------------------------------------------
Shares will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal, other than liens and encumbrances created by the Company, this Agreement, the Lock-up Agreement and any other agreements contemplated by this Agreement and will not be subject to any preemptive or similar rights. Assuming the accuracy of the Company's representations in Section 4.01(q), the issuance by the Parent of the Closing Shares is exempt from registration under the Securities Act.

          (d) Consents and Approvals.  Except as specifically set forth on
              ----------------------
Exhibit 4.03(d), the Parent is not required to obtain any consent, waiver,
---------------
authorization or order of, give any notice to, or make any filing or registration with, any court or other federal or state governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Parent of this Agreement, other than
(i) any filings, notices or registrations under applicable state securities laws, and (ii) the filing of a form D with the Commission.

          (e) Investment Company.  The Parent is not, and is not controlled by
              ------------------
or under common control with an affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (f) Broker's Fees.  No fees or commissions or similar payments with
              -------------
respect to the transactions contemplated by this Agreement have been paid or will be payable by the Parent to any broker, financial advisor, finder, investment banker, or bank.

          (g) Certain Securities Matters
              --------------------------

               (i)   Financial Information.  The Parent has filed all forms,
                     ---------------------
     reports, statements and documents required to be filed by Parent with the Securities and Exchange Commission since July 7, 1999, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. The Parent has delivered to the Company a copy of the Disclosure Materials. The Disclosure Materials did not, as of the time of their respective filings, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. No event has occurred since the respective dates of such filings which requires the Parent to amend any of the Disclosure Materials or to file a current report on Form 8-K. Each of the Parent's financial statements included in the Disclosure Materials (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis and as of its respective date and for the period then ended, fairly presents the consolidated financial position and results of operations of the Parent and its consolidated subsidiaries (except, with respect to interim statements, for the omission of notes and for normal year end adjustments).

               (ii)  Capitalization.  Except as set forth in the Disclosure
                     --------------
     Materials, the section entitled "Capitalization" of the Company's offering memorandum dated February 10, 2000 relating to its 7% Convertible Subordinated Notes Due 2005 (a true and correct copy of which has been provided to the Company for informational purposes only and not as an offer to sell the securities referred to therein or any other security of the Company) or Exhibit 4.03(g): (A) the authorized share capital of the
                 ---------------
     Parent is as set forth in the Parent's most recent Form 10-Q, (B) there are no existing option, warrant, call, commitment or other agreements to which the Parent is a party or bound requiring, and there are no convertible securities of the Parent outstanding which upon conversion would require, the issuance of any additional shares of common stock of the Parent or other securities convertible into common stock of the Parent or the purchase or redemption of any shares of common stock of the Parent except for the non-material issuance of options in the ordinary course under the Parent's existing option plans.

               (iii) No Material Adverse Change.  Since the date of the
                     --------------------------
     financial statements included in the most recent Form 10-Q, there has been no material adverse change in the financial condition or results of operation of the Parent and its consolidated subsidiaries other than as set forth in a Form 8-K filed since the most recent 10-Q.

                                   ARTICLE V

                               CERTAIN COVENANTS
                               -----------------

          Section V.1  Non-competition; non-solicitation; confidentiality.
                       --------------------------------------------------

          (a) For a period commencing on the Closing Date and ending on the second anniversary of the Closing Date, the Company, Borden and the Shareholder agree not to, and to cause each member of the Borden Group not to, engage in, either directly or indirectly, in any capacity, any business which is similar to or in competition with the Business or the Parent's Business, in each case, as conducted immediately prior to giving effect to the Closing, in any state in the United States or throughout the world (a "competing business"). For purposes of this Agreement: (i) the term "Borden Group" means BW Holdings LLC and any and all entities it directly or indirectly controls from time to time (but only for so long as it directly or indirectly controls such entity), with control having the meaning set forth in Rule 405 of the Securities Act of 1933, as amended; and
(ii) the term "Parent's Business" means the provision of IT consulting or application or web hosting services. Notwithstanding the foregoing, the Shareholder, Borden or any member of the Borden Group may (i) own equity securities of a public company in an amount not to exceed 10% of the issued and outstanding equity securities of such company provided that the Shareholder, Borden or such member of the Borden Group does not, and does not have the right or power, by contract or otherwise, to, participate in the management of such public company, and (ii) engage in a transaction whereby, directly or indirectly, it acquires (whether by merger, stock purchase, purchase of assets or otherwise) any person or business, or any interest in any person or business, engaged at the time of such acquisition, directly or indirectly, in a competing business if (A) at the time of such acquisition, no more than 15% of such person's or business's revenues result from the competing business or (B) the competing business is engaged in solely for the support of the primary business of such person or business, which primary business is not a competing business, and no independent revenues are derived by such persons or business from such competing business.

          (b) The Company, Borden and the Shareholder understand that pursuant to this Agreement it may have received confidential and proprietary information of the Buyer and the Parent and their respective affiliates. Neither the Company, Borden nor the Shareholder, nor any of its officers, directors, employees, agents or contractors who received or learned of such confidential and proprietary information shall at any time, either before or after the Closing Date, disclose to any third party any such confidential or proprietary information of Buyer, Parent and their respective affiliates, or make use of any of such information except in evaluating whether to enter into this Agreement.

          (c) For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, neither the Company, Borden nor the Shareholder shall, and they each agree to cause each member of the Borden Group (for so long as such member is a member of the Borden Group) not to, unless acting with the express written consent of the Buyer or the Parent, directly or indirectly, in any capacity interfere with, solicit or endeavor to entice away any person who is or was an employee, subcontractor or consultant of the Company, the Buyer, the Parent or any entity any of them directly or indirectly controls from time to time (with control having the meaning set forth in Rule 405 of the Securities Act of 1933, as amended) during the twelve months immediately preceding the date of such interference, solicitation or endeavor; provided, however, that the foregoing provision will not prevent the Shareholder, Borden or any member of the Borden Group from hiring any former employee whom no Borden Group member has previously interfered with, solicited or endeavored to entice away and (i) who responds to a public advertisement placed by the Shareholder, Borden or any member of the Borden Group or (ii) has been terminated by the Buyer or Parent.

          (d) For a period commencing on the Closing Date and ending on the second anniversary of the Closing Date, neither the Company, Borden nor the Shareholder shall, and they each agree to cause each member of the Borden Group not to, unless acting with the express written consent of the Buyer or the Parent, directly or indirectly, in any capacity interfere with, solicit or endeavor to entice away, with respect to any business similar to or in competition with the Business or the Parent's Business, any person or entity who is or was a customer or client of the Company, the Buyer or the Parent or any of its affiliates, or any person or entity who, during the twelve months immediately preceding the date of such interference, solicitation or endeavor, requested or received a proposal from the Company, the Buyer or the Parent or any of its affiliates.

          (e) For a period commencing on the Closing Date and ending on the second anniversary of the Closing Date, neither the Company, Borden nor the Shareholder will, directly or indirectly, take any action which is designed or intended to have the effect of discouraging customers, suppliers or vendors and other business associates of the Business (other than members of the Borden Group as to which Section 5.08 shall apply), from maintaining the same business relationship with Buyer or its successors and/or assignee after the Closing Date as were maintained with the Company, Borden and/or the Shareholder with respect to the Business prior to the Closing Date.

          (f) The Company, Borden and the Shareholder expressly acknowledge, understand and agree (i) that remedies at law for any breach of this Section
5.01 will be inadequate, (ii) that the damages resulting from such breach are not readily susceptible to measurement in monetary terms and (iii) that the Buyer and/or the Parent shall be entitled to immediate injunctive relief and may obtain temporary and permanent orders restraining any threatened or further breach of this Section 5.01 by the Company, Borden and the Shareholder. The Company, Borden and the Shareholder have been advised by their respective counsel with respect to the meaning and effect of this Section 5.01.

          Section V.2  Survival of Representations and Warranties. The
                       ------------------------------------------
representations and warranties of the parties herein contained shall survive the closing of the transactions contemplated by this Agreement, notwithstanding any investigation at any time made by or on behalf of the other party, provided that any claims for indemnification in accordance with this Article V with respect to any representation or warranty must be made (and will be null and void unless made) on or before April 30, 2002 (except in the case of representations contained in Section 4.01(a)(v),(vi), (vii), (viii), 4.01(b), 4.01(c)(vi),
4.01(i), 4.01(k), 4.01(l) and Section 5.07(a)(i), which must be made within thirty (30) days following the expiration of the applicable statute of limitations.

          Section V.3  Indemnification.
                       ---------------

          (a) Indemnification by the Company, Borden and the Shareholder.
              ----------------------------------------------------------

              (i) The Company, Borden and the Shareholder hereby, jointly and severally, agree to indemnify and hold the Parent, the Buyer, and each of their respective successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Damages"), arising out of or resulting from (i) any breach or misrepresentation of the representations and warranties made by the Company, Borden and/or the Shareholder in this Agreement or in any Exhibit hereto or other documents delivered in connection herewith,
(ii) any breach by the Company, Borden or the Shareholder, unless waived in writing by the Buyer, of any covenant or agreement contained in or arising out of this Agreement, or any other agreement executed and delivered by it in connection herewith, (iii) any and all liabilities of the Company or the Subsidiary including, without limitation, liabilities arising from the Business conducted by the Company prior to the Closing Date, except for the Assumed Liabilities, (iv) any failure by the Shareholder, Borden or the Company to comply with any provisions of the bulk sales or similar laws of any jurisdiction(s) which are applicable to this Agreement or the transactions contemplated hereby, and (v) the matters set forth on Exhibit 4.01(h).
                                                      --------------

              (ii) Notwithstanding anything to the contrary herein, (x) the aggregate liability of the Company, Borden and Shareholder for Damages arising out of or resulting from any misrepresentation or breach of the representations and warranties made by the Company, Borden and the Shareholder in this Agreement (other than Section 4.01(r), the Disclosure Schedule or in any Exhibit hereto, shall not exceed $30,000,000, and (y) the Company, Borden and Shareholder shall be jointly and severally liable for such Damages only after the aggregate amount of such Damages (calculated together with all prior such Damages) exceeds $300,000 (the "Company/Shareholder Basket") (it being understood that the parties hereto do not intend such amount to be deemed to be a definition of what is "material" for any purpose in this Agreement), provided, however, that if the aggregate amount of such Damages exceeds the Company/Shareholder Basket, then the Company, Borden and the Shareholder shall be jointly and severally liable for all such Damages, as if this clause (y) did not provide for the Shareholders Basket (but subject, in all cases, to clause (x) hereof). For purposes of this Section 5.03(a)(ii), any qualification of any representation or warranty as to materiality or a particular amount shall be disregarded for the purposes of this Section 5.03(a)(ii). For the avoidance of doubt, it is hereby acknowledged that to the extent that any of the Company's representations are qualified by a materiality standard or a particular amount as a result of which no indemnity payments are made or due by the Company under this Section 5.03(a)(ii), then the Company/Shareholders Basket set forth above, shall be reduced dollar-for-dollar for each dollar for which no indemnity payment is due because of such qualification. Nothing in this Section 5.03(a)(ii) shall affect the determination of whether any breach or misrepresentation has occurred.

          (b)  Indemnification by the Buyer and the Parent.
               -------------------------------------------

               (i) Each of the Buyer and the Parent hereby, jointly and severally, agrees to indemnify and hold the Company, Borden and the Shareholder harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Company Damages"), arising out of or resulting from (i) any breach or misrepresentation of, or material omission from, the representations andwarranties made by the Buyer or the Parent in this Agreement, (ii) any breach by the Buyer or the Parent, unless waived in writing by the Company, of any covenant or agreement of the Buyer or the Parent contained in or arising out of this Agreement or any other agreement executed and delivered by it in connection herewith, (iii) the Business as conducted by Buyer, after the Closing Date or
(iv) any and all Assumed Liabilities.

               (ii) Notwithstanding anything to the contrary herein, (x) the aggregate liability of the Buyer and the Parent for Company Damages arising out of or resulting from any misrepresentation or breach of the representations and warranties made by the Buyer or the Parent in this Agreement, the Disclosure Schedule or in any Exhibit hereto, shall not exceed $30,000,000, and (y) the Buyer and the Parent shall be liable for such Company Damages only after the aggregate amount of such Company Damages (calculated together with all prior such Company Damages) exceeds $300,000 (the "Buyer/Parent Basket") (it being understood that the parties hereto do not intend such amount to be deemed to be a definition of what is "material" for any purpose in this Agreement), provided, however, that if the aggregate amount of such Company Damages exceeds the Buyer/Parent Basket, then the Buyer and the Parent shall be jointly and severally liable for all such Company Damages, as if this clause (y) did not provide for the Buyer/Parent Basket (but subject, in all cases, to clause (x) hereof). For purposes of this Section 5.03(b)(ii), any qualification of any representation or warranty as to materiality or a particular amount shall be disregarded for the purposes of this Section 5.03(b)(ii). For the avoidance of doubt, it is hereby acknowledged that to the extent that any of the Buyer's or Parent's representations are qualified by a materiality standard or a particular amount as a result of which no indemnity payments are made or due by the Buyer or Parent under this Section 5.03(b)(ii), then the Parent/Buyer Basket set forth above, shall be reduced dollar-for-dollar for each dollar for which no indemnity payment is due because of such qualification. Nothing in this Section 5.03(b)(ii) shall affect the determination of whether any breach or misrepresentation has occurred.

          (c)  Survival of Indemnities.    The indemnities provided in this
               -----------------------
Section 5.03 shall survive the Closing.  the indemnities provided in this
Section 5.03 shall be the sole and exclusive remedy of the Indemnified Party against the Indemnifying Party at law or equity for any matter covered by paragraphs (a), and (b) of this Section 5.03.

          (d)  Shared Tax Liabilities. Notwithstanding anything to the contrary
               ----------------------
contained in this Section 5.03, any and all sales, use, value added, stamp, transfer or other similar taxes arising from the transactions contemplated herein shall be borne by the parties as follows: (i) 50% shall be borne by the Company, Borden and the Shareholder, jointly and severally and (ii) the balance shall be borne by the Buyer and the Parent, jointly and severally.


          Section V.4 Procedure of Indemnification.
                      ----------------------------

          (a)  Claim Notice. Any party claiming a right to indemnification
               ------------
hereunder (the "Indemnified Party") shall give the other party from whom indemnification is sought (the "Indemnifying Party") prompt written notice (a "Claim Notice") of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base a claim for indemnification under this Article V, which shall contain (x) a description and the amount (the "Claimed Amount") of any Damages or Company Damages, as the case may be, incurred or reasonably expected to be incurred by the Indemnified Party,
(y) a statement that the Indemnified Party is entitled to indemnification under this Article V for such Claimed Amount, and (z) a demand for payment, provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially and actually prejudiced by such failure.

          (b)  Assistance. The Indemnified Party shall make available to the
               ----------
Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

          (c)  Assumption of Defense. Within 20 days after delivery of the Claim
               ---------------------
Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume control of such defense within said 20 day period, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" or "Company Damages," as the case may be, for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnified Party shall not agree to any settlement of or consent to the entry of any judgment arising from any suit or proceeding without the consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party.

          Section V.5  Insurance Matters. Notwithstanding anything set forth
                       -----------------
herein, Damages or Company Damages, as the case may be, shall be net of any insurance proceeds actually received by the Indemnified Party.

          Section V.6  Tax Matters.
                       -----------

          (a)  Preparation and Filing of Tax Returns.  The Buyer, the Company,
               -------------------------------------
Borden and the Shareholder shall at all times, and shall at all times cause their respective affiliates and any combined, unitary or similar group of which such the Company or any such affiliate is or was a member, as the case may be, to, (i) report and otherwise treat the transactions contemplated by this Agreement as a taxable purchase of assets and not a tax-free reorganization pursuant to Section 368(a) of the Code and (ii) not take any position inconsistent with the foregoing on any Tax Return or otherwise.

          (b)  Cooperation on Tax Matters.
               --------------------------

               (i) The Buyer, the Company, Borden and the Shareholders shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company, and providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess. The Buyer, the Company, Borden and the Shareholder shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

               (ii) The party requesting the cooperation pursuant to this clause shall reimburse the party providing the cooperation for all of such party's reasonable out of pocket costs and expenses incurred in connection with the provision of such cooperation.

          Section V.7  Certain Existing Contracts to Continue.
                       --------------------------------------

          (a) The Shareholder and Borden shall, and shall cause each other member of the Borden Group to, take any action (and refrain from taking any action) necessary to ensure that each existing contract or agreement between the Company and any member of the Borden Group (each, a "Borden Contract") shall be and remain in full force and effect for the balance of its remaining term following the Closing subject to the terms thereof and the assignment thereof to the Buyer or the Parent irrespective of any right that such member of Borden Group may have to terminate, cancel, accelerate, annul or otherwise affect such Borden Contract on account of the consummation of the transactions contemplated by this Agreement.

          (b) Except as otherwise provided in Sections 5.07(c) and 5.07(e) below, with respect to each Borden Contract for a period commencing on the date hereof and ending one year after the expiration or termination of such Borden Contract, the Shareholder and Borden shall not, and shall cause each other member of the Borden Group not to, enter into any agreement or understanding for the provision of any services of a type provided by such Borden Contract with any person or entity other than the Parent or any of its subsidiaries without first complying with this Section 5.07(b). In the event that any member of the Borden Group desires to obtain such services, it shall, prior to soliciting or otherwise entertaining proposals for the provision of such services, so notify the Parent and afford the Parent or any subsidiary designated by it a reasonable opportunity to propose terms and conditions upon which it would be prepared to provide such services and, at the Parent's election, make a presentation to that effect. In the event that the applicable member of the Borden Group determines not to accept such terms and conditions it shall: (i) maintain confidential and not disclose to any third party such terms and conditions and (ii) shall afford the Parent or any subsidiary designated by it a reasonable opportunity to submit a proposal as part of any ensuing Request for Proposal process on the same basis as any other participant in such process.

          (c) The Shareholder and Borden shall cause Borden Chemicals, Inc. or its successors and assigns ("Borden Chemical") not to enter into any agreement or understanding for the provision of any services of the type provided pursuant to the Master Customer Services Agreement, dated as of July 1, 1999 between the Company and Borden Chemical (the "Borden Chemical Contract" and such services being "Borden Chemical Services") with any person or entity other than the Parent or any of its subsidiaries after, or in anticipation of, the next scheduled expiration or termination of the Borden Chemical Contract, without first complying with this Section 5.07(c). In the event that Borden Chemical receives a bona fide offer in writing to obtain Borden Chemical Services from any person (a "Chemical Services Offer"), then, prior to accepting such Chemical Services Offer, Borden Chemical shall provide the Parent written notice (the "Chemical RFR Notice") setting forth (i) the name and address of the person making Chemical Services Offer and (ii) a copy of the Chemical Services Offer, containing all terms and conditions thereof, including, pricing and a full description of the services to be rendered. The Chemical RFR Notice shall constitute an irrevocable offer by Borden Chemical to purchase the Borden Chemical Services from the Parent or its designee on the terms and conditions described in the Borden Chemical Services Offer and the Parent shall have a period of thirty days during which to accept such offer in writing. In the event that the Parent fails to timely accept such offer, Borden Chemical shall be entitled to accept the Chemical Services Offer on terms no less favorable to Borden Chemical for a period of 30 days thereafter. The provisions of this
Section 5.07(c) shall cease to be effective upon the earlier to occur of (i) the acceptance by the Parent of an offer contained in a Chemical RFR Notice or (ii) the failure by the Parent to timely accept an offer contained in a Chemical RFR Notice and Borden Chemical's timely acceptance of the Chemical Services Offer.

          (d) At the Closing, Borden and the Buyer shall cause the Master Customer Services Agreement, dated as of February 1, 1999, between Borden (doing business as Borden Capital Management) and the Company (the "Borden Management Contract") to be extended for a period ending on the first anniversary of the date of this Agreement.

          (e) Neither Borden nor its successors and assigns (for purposes of this Section 5.07(e), "Borden Management") shall enter into any agreement or understanding for the provision of any services of the type provided pursuant to the Borden Management Contract ("Borden Management Services") with any person or entity other than the Parent or any of its subsidiaries after, or in anticipation of, the next scheduled expiration or termination of the Borden Management Contract, without first complying with this Section 5.07(e). In the event that Borden Management receives a bona fide offer in writing to obtain Borden Management Services from any person (a "Management Services Offer"), then, prior to accepting such Management Services Offer, Borden Management shall provide the Parent written notice (the "Management RFR Notice") setting forth
(i) the name and address of the person making Management Services Offer and (ii) a copy of the Management Services Offer, containing all terms and conditions thereof, including, pricing and a full description of the services to be rendered. The Management RFR Notice shall constitute an irrevocable offer by Borden Management to purchase the Borden Management Services from the Parent or its designee on the terms and conditions described in the Borden Management Services Offer and the Parent shall have a period of thirty days during which to accept such offer in writing. In the event that the Parent fails to timely accept such offer, Borden Management shall be entitled to accept the Management Services Offer on terms no less favorable to Borden Management for a period of 30 days thereafter. The provisions of this Section 5.07(e) shall cease to be effective upon the earlier to occur of (i) the acceptance by the Parent of an offer contained in a Management RFR Notice or (ii) the failure by the Parent to timely accept an offer contained in a Management RFR Notice and Borden Management's timely acceptance of the Management Services Offer.

          Section V.8  [INTENTIONALLY OMITTED]
                       -----------------------

          Section 5.09  Employee-Related Matters.
                        ------------------------

          (a)  Termination of Participation in Employee Plans.  As of the
               ----------------------------------------------
Closing Date, all Company employees shall cease to actively participate in all Employee Plans, except as required by applicable law, and the Shareholder, Borden and the Company shall take all actions necessary to effectuate the foregoing; provided, however, for a period commencing after the Closing Date and ending upon the adoption by Buyer or Parent of health and welfare benefit plans in which Transferred Employees are eligible to participate (but in no event later than June 1, 2000) (the Transition Period"), the Buyer may, at its option, maintain any or all Transferred Employees' (as defined herein) participation in the Company's health and welfare benefit plans on the same basis as existed prior to the Closing Date and the Buyer agrees to reimburse the Company, in the ordinary course and consistent with past practice, for the actual cost of providing such benefits, on a self-insured basis, and for any other liability incurred by the Company arising out of any action or inaction of the Buyer in its capacity as a participating employer in the Company's health and welfare benefit plans (but not with respect to any action or inaction of the Buyer in its capacity as administrator for such plans under the applicable administrative services agreement, which action or inaction shall be governed by the terms of such administrative services agreement). Each of the Buyer and the Company shall furnish the other with such information as such party shall reasonably request in order to give effect to this Section 5.09(a).

          (b)  Except as set forth in Exhibit 5.09(b). Buyer shall offer
               --------------------------------------
employment, to be effective as of the Closing Date, to all active Company employees set forth on Exhibit 4.01(g), and to those Company employees who are
                       ---------------
on short term disability, military leave, maternity leave, and any other form of leave (other than sick leave or vacation) effective as of the date that such employee is ready to report to work to resume his or her regular duties following such leave. Notwithstanding the foregoing, the Buyer may, but shall have no obligation to, offer employment to any employee that is on sick leave or vacation as of the Closing Date, but who does not report to work to resume his or her regular duties within two (2) weeks after the Closing Date (in the event that the Buyer does offer employment to such an employee the employment shall not be deemed effective until such date as that employee reports to work). All Company employees who accept the Buyer's offer of employment shall be deemed "Transferred Employees" for the purposes of this Agreement. Unless a Transferred Employee is a party to an Employment Agreement as set forth in
Section 7.01(g), Company and Buyer acknowledge that all Transferred Employees will be employees at will, with such employee and Buyer having full right to terminate the employment at any time and for whatever reason.

          (c)  No Assumption of Employee Plans or Liabilities.  Buyer will not
               ----------------------------------------------
assume any of the Employee Plans, or any rights, duties, obligations or liabilities thereunder, nor shall it become a successor employer or be responsible in any way for the Company's or a Common Control Entity's participation in or obligations or responsibilities with respect to any Employee Plan, nor shall it be obligated by this Agreement to make any provision with respect to employee benefits after the Closing Date except as provided in
Section 5.09(a). During the Transition Period, the Company shall permit Transferred Employees and their eligible dependents who incur, after the Closing Date, "qualifying events" under the continuation coverage requirements of
Section 601 through 609 of ERISA and Section 4980B of the Code ("COBRA") to continue participation in the Company's employee benefit plans, in accordance with COBRA and Section 5.09(a); after the Transition Period, Buyer shall continue to provide such COBRA coverage to such individuals and their eligible dependents. After the Transition Period, Transferred Employees will be eligible to participate in such employee benefit plans as may be maintained by the Buyer or the Parent from time to time for them and their eligible dependents.

          (d)  Pre-Existing Conditions; Service Credit.  Upon Transferred
               ---------------------------------------
Employees becoming eligible to participate in a medical, dental or health plan of the Parent, the Buyer or any affiliate thereof, the Parent shall cause such plan to waive any preexisting conditions limitations for conditions covered under the applicable medical, health or dental plans. In addition, Transferred Employees shall be given credit for all purposes (except benefits accrued under any defined benefit pension plan) for all service with the Company and the Subsidiary under each employee benefit plan, education, vacation, or sick pay program of the Parent or the Buyer or any affiliate thereof in which such employees become eligible to participate.

          (e)  Vesting. The Company, Borden and the Shareholder shall (or cause
               -------
each member of the Borden Group to) take such actions as are necessary to take each Transferred Employees' service after the Closing Date with the Buyer, the Parent or any affiliate thereof into account solely for the purpose of calculating vesting service with respect to any accrued benefit (determined as of the Closing Date) under any qualified defined benefit employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by the Company, Borden or the Shareholder in which such Transferred Employee participated prior to the Closing Date.

          (f)  Flexible Spending Accounts.  With respect to each Employee Plan
               --------------------------
which is a flexible benefit program, to the extent permitted under ERISA and the Code, the Company, Borden and the Shareholder shall, as soon as practicable after the Closing Date, transfer to Buyer's equivalent flexible benefit program a cash amount equal to the aggregate flexible spending account balance (determined by offsetting any account balances for which liabilities paid exceed the amount of the accounts against any accounts for which the account balances exceed the liabilities paid) outstanding at the Closing Date; thereafter, Buyer shall continue to provide such benefit program to the Transferred Employees through December 31, 2000.

          (g)  Vacation and Sick Pay. The Buyer shall assume the cost of paying
               ---------------------
the value of any accrued but unused vacation and sick pay entitlements to Transferred Employees, as disclosed on the balance sheet of the Company as of the Closing Date.

          (h)  WARN. The Company shall be solely responsible for compliance
               ----
with the Workers Adjustment and Retraining Notification Act with respect to employees and former employees of the Company other than Transferred Employees. The Buyer shall be solely responsible for compliance with the Workers Adjustment and Retraining Notification Act with respect to Transferred Employees.

          (i)  No Third Party Beneficiary.  The covenants and other agreements
               --------------------------
set forth herein shall inure solely to the benefit of the parties who are signatories hereto, and no Transferred Employee nor any beneficiary or dependent of any Transferred Employee shall have any rights hereunder or hereto as a result of, or arising from, this Agreement.

          Section 5.10  Fiduciary Liability Insurance.  The Company shall
                        -----------------------------
maintain, for a period of 6 years following the Closing Date, a fiduciary liability "tail" insurance policy that will provide coverage with respect to acts or omissions of the Company, its employees or agents, in providing services to ERISA Client Plans, at a level that is equivalent to the fiduciary liability insurance coverage maintained prior to the Closing Date, and shall provide a copy of the policy to the Buyer. The Company shall take all steps necessary to ensure that the Buyer is designated as an additional insured under the policy. Buyer shall reimburse or pay the Company, Borden or the Shareholder, as applicable (within thirty (30) days after the Buyer's receipt of written notification from the Company, Borden or the Shareholder, that the premium on the policy has been paid), fifty percent of the annual cost of maintaining such "tail" policy for each of the 6 years during which it is maintained (which annual cost, as of the Closing Date, is estimated to be approximately $1,500).

                                  ARTICLE VI

                       PIGGY-BACK REGISTRATION RIGHTS
                       ------------------------------

          Section VI.1  Piggyback Registration Rights.  The Company shall become
                        -----------------------------
a party to the Piggyback Registration Rights Agreement dated as of January 27, 2000, among the Parent and certain of its stockholders in the form attached hereto as Exhibit 6.01 (the "Piggyback Registration Rights Agreement"). Notwithstanding anything to the contrary contained herein or in the Piggyback Registration Rights Agreement: (i) any registration rights granted by the Parent to the Company pursuant to the Piggyback Registration Rights Agreement shall only be exercisable by the Company from and after the earlier to occur of (A) the date three months following the Closing and (B) the day following the closing of any public offering of Parent Common Stock; provided, however that they shall, subject to the next succeeding clause (ii), be exercisable with respect to any shelf registration statement scheduled to remain and that does remain open more than three months after the Closing Date; and (ii) any piggyback registration rights of the Company shall not be exercisable in connection with any registration required in connection with or resulting or arising from the Company's issuance of its 7% Convertible Subordinated Notes Due 2005, except as set forth in the next sentence. If any of Web Hosting Organization LLC ("WHO"), Softbank Technologies Venture IV, L.P. ("SBTV"), and/or Softbank Technologies Advisors Fund, L.P. ("SBTA") register any or all of their respective shares of Parent Common Stock in parallel registration effected as a result of the shelf registration to be effected in connection with the Company's issuance of 7% Convertible Subordinated Notes Due 2005 described in the Offering Memorandum, then the Company shall be entitled to exercise its piggy-back rights in respect of its "pro rata" number of Closing Shares. For purposes of this Article VI, the Company's "pro rata" number of shares means the number of Closing Shares then owned by the Company multiplied by a fraction, the numerator of which is the aggregate number of shares of Parent Common Stock then owned by WHO, SBTV and SBTA that are being registered as part of such parallel registration and the denominator of which is the total number of shares of Parent Common Stock then owned by WHO, SBTV and SBTA collectively.

                                  ARTICLE VII

                             DELIVERIES AT CLOSING
                             ---------------------

          Section VII.1 Deliveries by the Company and the Shareholder. On the
                        ---------------------------------------------
Closing Date, the Company, Borden and the Shareholder will deliver, or cause to be delivered, to the Buyer the following:

          (a)  The following documents and items:

               (i) Such instruments of assignment, transfer and/or conveyance executed by the Company, Borden and the Shareholder, as applicable, as the Buyer may reasonably request in order to assign, convey and transfer to Buyer good and marketable title to all of the Purchased Assets, free and clear of all liens, claims, encumbrances and other charges or restrictions from transfer, including, without limitation, a bill of sale reasonably satisfactory to Buyer.

               (ii) Physical delivery of all Tangible Assets by making them available at the Sites, together with any and all warranties, manuals, instructions, and other literature in the possession of the Company or the Shareholder relating to the ownership or operation of the Tangible Assets. In addition, such notices to telephone companies, internet service providers and others required to transfer the Company's telephone and facsimile numbers, e-mail addresses, intellectual property addresses and domain addresses, used in the Business to Buyer and physical delivery of all books, files and records concerning the Purchased Assets.

               (iii) Physical delivery of all original or certified copies of documentation concerning the Intellectual Property, including, without limitation, registrations and applications of any patents, copyrights, trade marks or service marks, original artwork, data bases, computer programs, notes, sketches, flowcharts, diagrams and software.

          (b)  The following corporate documentation with respect to the
Company:

               (i) The Company's Articles or Certificate of Incorporation certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the state of the Company's organization;

               (ii) Good Standing Certificates with respect to the Company as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the state of the Company's organization and each other state in which the Company is qualified to do business;

               (iii) The Company's By-Laws certified as of the Closing Date by the President or Secretary of the Company as being in full force and effect and unmodified; and

               (iv) Corporate resolutions of the Company's Board of Directors and the Company Shareholders, approving this Agreement and all the transactions contemplated hereby on behalf of the Company, certified by the President or Secretary of the Company as being in full force and effect and unmodified.

          (c)  The following corporate documentation with respect to the
Subsidiary:

               (i) The Subsidiary's Articles or Certificate of Incorporation certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the state of the Subsidiary's organization;

               (ii) Good Standing Certificates with respect to the Subsidary as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the state of the Subsidiary's organization and each other state in which the Subsidiary is qualified to do business;

               (iii) The Subsidiary's By-Laws (or functional equivalent) certified as of the Closing Date by the President or Secretary of the Company as being in full force and effect and unmodified.

          (d)  The following corporate documentation with respect to the
Shareholder:

               (i) The Shareholder's Articles or Certificate of Incorporation certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the state of the Shareholder's organization;

               (ii) Good Standing Certificates with respect to the Shareholder as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the state of the Shareholder's organization;

               (iii) The Shareholder' By-Laws certified as of the Closing Date by the President or Secretary of the Shareholder as being in full force and effect and unmodified; and

               (iv) Corporate resolutions of the Shareholder's Board of Directors approving this Agreement and all the transactions contemplated hereby on behalf of the Shareholder, certified by the President or Secretary of the Shareholder as being in full force and effect and unmodified.

          (e)  The following corporate documentation with respect to Borden:

               (i) Borden's Articles or Certificate of Incorporation certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the state of Borden's organization;

               (ii) Good Standing Certificates with respect to Borden as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the state of Borden's organization;

               (iii) Borden's By-Laws certified as of the Closing Date by the President or Secretary of Borden as being in full force and effect and unmodified; and

               (iv) Corporate resolutions of Borden's Board of Directors approving this Agreement and all the transactions contemplated hereby on behalf of Borden, certified by the President or Secretary of Borden as being in full force and effect and unmodified.

          (f) The legal opinion of counsel to the Company, Borden and the Shareholder attached hereto as Exhibit C.
                               ---------

          (g)  The employment agreement annexed to this Agreement as Exhibit D
                                                                     ---------
hereto between the Buyer and Randy Kautto, (the "Employment Agreement") duly executed by all parties other than the Buyer.

          (h) The lock-up agreement regarding the Closing Shares in the form annexed hereto as Exhibit E (the "Lock-Up Agreement") executed by the Company.
                  ---------

          (i)  [INTENTIONALLY OMITTED]

          (j) Stock certificate(s) evidencing all issued and outstanding Class B Subsidiary Stock. together with stock powers or other instruments of transfer satisfactory to the Buyer executed by the Company.

          (k)  The novation agreement annexed to this Agreement as Exhibit EE,
                                                                   ----------
duly executed by the holder of all Class A Common Stock.

          (l) A copy of the Certificate of Amendment duly executed by the President and Secretary of the Company which is to be filed in the Secretary of State's Office for the State of Delaware pursuant to Section 4.01(c)(iii) hereof.

          (m) Consents or acknowledgments to the assignment of all Business Agreements listed on Exhibit 4.01(b)(1) and not listed on Exhibit 4.01(c)(i)(5).
                     ------------------                   ---------------------

          (n) Consent to a press release in form satisfactory to the Company and the Buyer relating to this Agreement and the transactions contemplated hereby.

          (o) A certificate of Net Worth signed by an authorized officer of the Company (the "Certificate of Adjusted Net Worth") with evidence reasonably satisfactory to the Buyer that the Net Worth of the Company is not less than the amount set forth in Section 4.01(r).

          (p) A list of all software (including, off-the-shelf software) used by the Company in operating and maintaining the Business.

         [(q)  Keys to all entrances and possessions with respect to the Sites.]

          (r) Any and all required instruments deemed necessary by any and all applicable governmental or quasi-governmental offices to terminate any previously filed assumed name or similar certificates regarding such tradenames listed on Exhibit 4.01(b)(2).
          ------------------

          (s) Evidence satisfactory to the Buyer that all necessary approvals pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, shall have been obtained.

          (t)  Intentionally omitted.

          (u)  [Employee notices/agreements]

          (v)  The assignment of leases annexed to this Agreement as Exhibit
                                                                     -------
EEE, duly executed by ________________.
---
          (w)  Intentionally omitted.

          (x)  A Service Agreement in the form annexed hereto as Exhibit F (the
                                                                 ---------
"Service Agreement") executed by the Shareholder or such of its affiliates as are a party thereto.

          (y) Such notice or notices as Buyer may reasonably request in order to notify the customers included on the Customer List that the Business has been sold to Buyer.

          (z) Agreement to extend the term of the Borden Capital Management Contract for an additional term ending on the first anniversary of the Closing Date, executed by any member of the Borden Group that is a party thereto.

          Section VII.2  Deliveries by the Buyer.  On the Closing Date, the
                         -----------------------
Buyer will deliver, or cause to be delivered, to the Company the following:

          (a)  The following corporate documentation with respect to the Buyer:

               (i) The Buyer's Articles or Certificate of Incorporation, certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the State of Delaware;

               (ii) A Good Standing Certificate with respect to the Buyer as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the State of Delaware;

               (iii) The Buyer's By-Laws certified as of the Closing Date by the President or Secretary of the Buyer as being in full force and effect and unmodified; and

               (iv) Corporate resolutions of the Buyer's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Buyer, certified by the President or Secretary of the Buyer as being in full force and effect and unmodified.

          (b)  The following corporate documentation with respect to the Parent:

               (i) The Parent's Articles or Certificate of Incorporation, certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the State of Delaware;

               (ii) A Good Standing Certificate with respect to the Parent as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the State of Delaware;

               (iii) The Parent's By-Laws, certified as of the Closing Date by the President or Secretary of the Parent as being in full force and effect and unmodified; and

               (iv) Corporate Resolutions of the Parent's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Parent, certified by the President or Secretary of the Parent as being in full force and effect and unmodified.

          (c)  Stock certificates issued to the Company for the Closing Shares.

          (d) Consent to a press release in form satisfactory to the Company and the Buyer relating to this Agreement and the transactions contemplated hereby.

          (e) Delivery of the cash portion of the purchase price payable to the Company pursuant to Section 2.01(a).

          (f)  The Service Agreement executed by the Buyer.

          (g) The legal opinion(s) of counsel to the Buyer and the Parent attached hereto as Exhibit G.
                   ---------

          (h) Such instruments of assignment and assumption executed by the Buyer, as the parties hereto reasonably may determine necessary to effectuate the assignment to the Buyer of the Business Agreements and the assumption by Buyer of the Assumed Liabilities.

          (i) Certificate(s) issued by Parent to the Company or its designee, representing the Closing Shares, which certificate(s) shall contain a proper legend to reflect that the Common Stock represented thereby has not been registered under the Securities Act of 1933, as amended, and is subject to the terms of the Lock-Up Agreement.

                                 ARTICLE VIII

                         OBLIGATIONS FOLLOWING CLOSING
                         -----------------------------

          Section VIII.1  Further Cooperation.   The parties hereto will, at any
                          -------------------
time and from time to time after the Closing Date, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further deeds, assignments, powers of attorney, instruments of conveyance, transfer and license, and take such additional actions, as the other party or their successor and/or assigns, may reasonably request, to effect, consummate, confirm or evidence the transactions contemplated by this Agreement, including for the better assigning, transferring, granting, conveying, assuring and confirming to the Buyer any assets, properties or rights associated with the Business, or for defending or compromising any of the liabilities and obligations of the Business.

          Section VIII.2  Transition Assistance and Adjustments.
                          -------------------------------------

          (a) The Company, Borden and the Shareholder shall cooperate and provide assistance to the Buyer, and the Parent as shall be reasonably necessary during the transition of the Business and the Purchased Assets from the Company to the Buyer, or its successors and/or assigns as contemplated in this Agreement, after the Closing Date.

          (b) Buyer and its successors and/or assigns shall have the right at any time and from time to time upon reasonable notice and during normal business hours to examine and make copies of all corporate books, records and other documents of the Company relating to the Business and generated prior to the Closing Date, which documents will be maintained by the Company, Borden and the Shareholder for a period of five (5) years after the Closing Date.

          (c) The Company, Borden and the Shareholder will reasonably cooperate with Buyer in notifying the Customers included on the Customer List that the Business has been sold to Buyer, including, without limitation, executing any additional notices after the Closing which Buyer may reasonably request.

          (d) From and after the Closing, the Company, Borden and the Shareholder or any affiliate of the Company (as defined under federal securities laws), shall not use the name "reSOURCE Partner, Inc." or any derivation thereof or confusingly similar name to said trade name in any trade or business, other than as an employee or an affiliate or Buyer.

          Section VIII.3  Parent's Stock Option Plan.  The Buyer agrees to
                          --------------------------
recommend to the Parent's Board of Directors option grants under the Parent's stock option plan to employees of the Company who become employees of the Buyer after the Closing, such grants to be consistent with standard the Parent grants to the Parent employees at comparable levels, although no assurances can be given in this regard.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          Section IX.1  Governing Law; Jurisdiction; Specific Performance.
                        -------------------------------------------------

          (a) This Agreement shall be governed by the laws of the State of New York.

          (b) In connection with any action relating to this Agreement or any other agreements delivered in connection herewith, the parties hereto submit and consent to the exclusive jurisdiction of the state courts of the State of New York in the County of Westchester and the federal courts located therein.

          (c) The Company, Borden and the Shareholder agree and acknowledge that the provisions of Sections 5.01, 5.08 and 5.09 hereof are reasonably necessary to protect the legitimate business interests of the Buyer and the Parent and that any violation of such provisions will result in irreparable injury to the Buyer and the Parent and their affiliates for which damages will not be an adequate remedy. The Company, Borden and the Shareholder therefore acknowledge that, if any such provisions are violated, the Buyer or the Parent shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation, without the necessity of showing any actual damage or posting any bond or furnishing any other security.

          Section IX.2  Counterparts.  This Agreement may be executed in
                        ------------
several counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          Section IX.3  Confidentiality; Press Releases.
                        -------------------------------

          (a) The Company, Borden, the Shareholder, on the one hand, and the Buyer and the Parent, on the other hand, each agree not to disclose or use any information acquired by it about the other party during the course of the negotiations of this Agreement and the transactions to which it relates which is confidential in nature or not otherwise generally available to the public without the prior written consent of such other party unless required to do so by applicable law or regulation or by order of a court of competent jurisdiction or an administrative agency. Each party shall be liable for any breach by its respective employees, officers, directives, shareholders, agents and/or contractors of the provisions of this Section 9.03.

          (b) The Company, Borden, the Shareholder, the Buyer and the Parent or any of their affiliates shall not issue or cause the publication of a press release or other announcement or notice or disclosure to the public with respect to the transactions contemplated hereby, except for the press release contemplated by Sections 7.01(n) and 7.02(e) or to the extent that is required by applicable law. The Company, Borden, the Shareholder, the Buyer and the Parent shall cause their affiliates to comply with this Section 9.03(b).

          Section IX.4  Amendments. This Agreement supersedes any prior
                        ----------
contracts relating to the subject matter hereof among the Company, Borden, the Shareholder, the Buyer and the Parent. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of the parties hereto.

          Section IX.5  Severability. The invalidity or unenforceability of any
                        ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Each provision of this Agreement shall be deemed to be the agreement of the parties hereto to the full extent that the power to enter into such provisions shall have been conferred on the parties by law.

          Section IX.6  Benefit; Assignment.  This Agreement is binding upon
                        -------------------
and inures to the benefit of the parties, their successors and permitted assigns. This Agreement may not be assigned or the duties of the parties hereunder delegated to others without the prior written consent of all parties hereto, except that the Buyer may assign its rights, duties and obligations hereunder to the Parent or an affiliate of the Buyer or the Parent without the Company's or the Shareholder's consent.

          Section IX.7  Construction.  All exhibits annexed hereto are hereby
                        ------------
incorporated herein by reference and made a part of this Agreement. Whenever used in this Agreement and the context so requires, the singular shall include the plural and the plural shall include the singular.

          Section IX.8  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and deemed to have been duly given when delivered by hand, when received by registered or certified mail, postage prepaid, return receipt requested, when given by prepaid courier delivery services such as Federal Express, DHL or other similar services on the day received, or when given by facsimile transmission upon receipt by sender of a confirmed receipt of transmission, as follows:

          (a)  if to the Buyer or the Parent, at:

               Interliant, Inc.
               Two Manhattanville Road
               Purchase, NY 10577
               Attn:  Bruce S. Klein, General Counsel
               Telecopier  No.:  (914) 694-1346

               with a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, NY 10036
               Attn:  James D. Meade, Esq.
               Telecopier No.: (212) 969-2900
          (b)  if to Borden, at:

               Borden, Inc.
               180 E. Broad Street
               Columbus, Ohio 43215
               Attn: William Stoll, Senior Vice President and General Counsel Telecopier No.: (614) 627-8374

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn: David J. Sorkin, Esq.
               Telecopier No.:  (212) 455-2502

          (c)  if to the Shareholder, at:

               2711 Centerville Road
               Wilmington, Delaware 19808

               Attn:  Phyllis Yeatman
               Telecopier  No.: (302) 633-7808

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York
               Attn: David J. Sorkin, Esq.
               Telecopier No.:  (212) 455-2502

          [SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT AMONG reSOURCE PARTNER ACQUISITION CORP., reSOURCE PARTNER, INC., BORDEN HOLDINGS, INC., BORDEN, INC. DATED AS OF FEBRUARY 29, 2000]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:                   reSOURCE PARTNER ACQUISITION CORP.


                         By: /s/ Francis J. Alfano
                             ---------------------
                             Francis J. Alfano, President


PARENT:                                                INTERLIANT, INC.


                         By: /s/ Francis J. Alfano
                             ---------------------
                             Francis J. Alfano, Senior Vice President


COMPANY:                 reSOURCE PARTNER, INC.


                         By: /s/ Ronald P. Starkman
                             ----------------------
                             Name: Ronald P. Starkman
                             Title: Treasurer

SHAREHOLDER:             BORDEN HOLDINGS, INC.


                         By: /s/ Ronald P. Starkman
                             ----------------------
                             Name: Ronald P. Starkman
                             Title: Vice President

                         BORDEN, INC.


                         By: /s/ William H. Carter
                             ---------------------
                             Name: William H. Carter
                             Title: Chief Financial Officer